                                                                      EXHIBIT 21
                                                                     PAGE 1 OF 2

             AMERADA HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                   Organized under
                               Name of Subsidiary                                    the laws of
                               ------------------                                  ---------------
Amerada Hess Energy Limited.....................................................   Cayman Islands
                                                                                   and Delaware

Amerada Hess Limited............................................................   United Kingdom

Hess Oil Virgin Islands Corp. ..................................................   U.S. Virgin Islands

Amerada Hess Norge A/S..........................................................   Norway

Hess Energy Trading Company, LLC................................................   Delaware

Amerada Hess (Denmark) ApS......................................................   Denmark

Amerada Hess (GEA) Limited .....................................................   Cayman Islands

Amerada Hess Oil and Gas Holdings Inc. .........................................   Cayman Islands

Amerada Hess Production Gabon...................................................   Gabon

Amerada Hess (Thailand) Limited.................................................   United Kingdom

Other subsidiaries (names omitted because such unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary)

Each of the foregoing subsidiaries conducts business under the name listed, and is 100% owned by the Registrant, except for Hess Energy Trading Company, LLC, which is a trading company that is a joint venture between the Registrant and unrelated parties.

                                                                      EXHIBIT 21
                                                                     PAGE 2 OF 2

             AMERADA HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

                                Name of Affiliate

HOVENSA L.L.C. (50% owned).................................  U.S. Virgin Islands

Summarized Financial Information of HOVENSA L.L.C. is included in the Registrant's 2004 Annual Report to Stockholders.